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                            REDIFF.COM INDIA LIMITED

                      4,600,000 AMERICAN DEPOSITARY SHARES
                                  REPRESENTING
                            2,300,000 EQUITY SHARES
                           (PAR VALUE RS. 5 PER SHARE)

                             UNDERWRITING AGREEMENT


                                                                   June 13, 2000

Goldman, Sachs & Co.,
Credit Suisse First Boston Corporation
Robert Fleming Inc.
As representatives of the several Underwriters named in Schedule I hereto
  (the "Representatives"),
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

        Rediff.com India Limited, a limited liability company formed under the laws of the Republic of India (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in
Schedule I hereto (the "Underwriters") an aggregate of 4,600,000 American Depositary Shares representing an aggregate of 2,300,000 equity shares (par value Rs. 5 per share) (the "Equity Shares"), of the Company (the "Firm ADSs") and, at the election of the Underwriters, up to 690,000 additional American Depositary Shares (the "Optional ADSs") representing an aggregate of 345,000 Equity Shares. The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "ADSs". The Equity Shares represented by the Firm ADSs are hereinafter called the "Firm Shares" and the Equity Shares represented by the Optional ADSs are hereinafter called the "Optional Shares" and the Firm Shares and the Optional Shares are herein collectively called the "Shares".


        The ADSs are to be issued pursuant to a deposit agreement (the "Deposit Agreement"), dated as of June 13, 2000, among the Company, Citibank, N.A.,
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as depositary (the "Depositary"), and holders from time to time of the American
Depositary Receipts (the "ADRs") issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive one Equity Share deposited pursuant to the Deposit Agreement.

        It is understood by the parties that the Underwriters are offering ADSs in the United States and internationally outside of India.

        1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

               (a) A registration statement on Form F-1 (File No. 333-37376) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form, other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing; no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or to the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
        Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

               (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary


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        Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

               (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

               (d) A registration statement on Form F-6 (File No. 333-12002) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to you and, excluding exhibits, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the "ADS Registration Statement"); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (e) The Company has no direct or indirect subsidiaries;

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               (f) The Company has not sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus;

               (g) The Company has good and marketable title to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances, third party rights or interests, and defects or any other restriction except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings or personal property held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property and buildings or personal property, by the Company and no material default (or event which with notice or lapse of time, or both, would constitute such a default) by the Company has occurred and is continuing under any of such leases;

               (h) Since the date of the latest audited financial statements included in the Prospectus, the Company has not (A) entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities) that would be material to the Company, and that are not otherwise described in the Prospectus;

               (i) The Company has been duly formed and is validly existing as a company limited by shares in good standing under the laws of the Republic of India, with legal rights, power and authority (corporate and other) to own, use, lease and operate its properties and conduct its business and as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the


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        laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing as a foreign corporation would not, individually or in the aggregate, have a material adverse effect on current or future financial position, stockholders' equity or results of operations of the Company, (a "Material Adverse Effect"), the Memorandum of Association and Articles of Association of the Company comply with the requirements of applicable laws of the Republic of India and are in full force and effect;

               (j) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Equity Shares contained in the Prospectus; all of the ADSs have been duly approved for quotation on the Nasdaq National Market System ("NASDAQ"), subject to issuance; neither the holders of outstanding shares of capital stock of the Company nor any other persons are entitled to preemptive or other rights to acquire the Shares or the ADSs; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, the Equity Shares or any other class of capital stock of the Company except as described in the Prospectus; the Shares may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs; the ADSs and the Shares are freely transferable by the Company to or for the account of the several Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; and, except as described in the Prospectus, there are no material restrictions on subsequent transfers of the Shares or the ADSs under the laws of the Republic of India and of the United States;

               (k) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment for the ADSs as provided herein, will be duly and validly issued and fully paid and non-assessable, will be free and clear of all liens, encumbrances, equities or claims and will conform to the description of the Equity Shares contained in the Prospectus;

               (l) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; upon issuance by the Depositary of ADRs

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        evidencing ADSs against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus;

               (m) All consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities (hereinafter referred to as a "Governmental Agency") having jurisdiction over the Company or any of its properties (hereinafter referred to as "Governmental Authorizations") required for the deposit of Shares and the issuance of ADSs in respect thereof, and for the authorization, execution and delivery by the Company of this Agreement and the Deposit Agreement have been obtained or made and are in full force and effect;

               (n) This Agreement has been duly authorized, executed and delivered by the Company;

               (o) All dividends and other distributions declared and payable on the shares of capital stock of the Company may, under the current laws and regulations of the Republic of India, be paid in Indian rupees that may be converted into foreign currency that may be freely transferred out of the Republic of India, and, except as disclosed in the Prospectus, all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of India and are otherwise free and clear of any other tax, withholding or deduction in the Republic of India and without the necessity of obtaining any Governmental Authorization in the Republic of India;

               (p) The issue and sale of the ADSs to be sold by the Company hereunder, the deposit of the Shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs and the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Memorandum of Association, Articles of Association of the Company or business licenses of the Company or any law or statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental


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        Agency is required for the issue and sale of the Shares or the ADSs, for the deposit of the Shares being deposited with the depositary against issuance of ADRs evidencing the ADSs to be delivered or the consummation by the Company of the transactions contemplated by this Agreement, except (A) the registration under the Act of the Shares and the ADSs,
        (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you,
        (C) the approval by the National Association of Securities Dealers, Inc. ("NASD") of the terms of the sale of the Shares and the ADSs and (D) such Governmental Authorizations as may be required under state securities or Blue Sky laws of any state of the United States or any laws of jurisdictions outside the Republic of India and the United
        States in connection with the purchase and distribution of the ADSs by or for the account of the Underwriters;

               (q) Each of this Agreement, the Deposit Agreement and the ADRs evidencing the ADSs is in proper form to be legal and valid under the laws of the Republic of India and to ensure the legality, validity, enforceability or admissibility into evidence in the Republic of India of this Agreement, it is not necessary that this Agreement, the Deposit Agreement, the ADRs or any other documents be approved by any court or other authority in the Republic of India or that any Indian stamp or similar tax be paid on or in respect of this Agreement, the Deposit Agreement, the ADRs or any other documents to be furnished hereunder;

               (r) The Company is not in violation of its Memorandum of Association or Articles of Association or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

               (s) Except as disclosed in the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company to the Republic of India or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, allotment and issuance of the Shares, (b) the deposit with the Depositary of Shares by the Company against the issuance of ADRs evidencing ADSs, (C) the sale and delivery by the Company of the ADSs to or for the respective accounts of the Underwriters or (D) the execution and delivery of this Agreement;

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               (t) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of India or any political subdivision or taxing authority thereof or therein in connection with
        (A) the creation, allotment and issuance of the Shares, (B) the deposit with the Depositary of Equity Shares by the Company against the issuance of ADRs evidencing ADSs, (C) the sale and delivery by the Company of the ADSs to or for the respective accounts of the Underwriters, (D) the execution and delivery of this Agreement or (E) the sale and delivery outside the Republic of India by the Underwriters of the ADSs to the initial purchasers thereof.

               (u) The Company has not taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs;

               (v) The statements set forth in the Prospectus under the captions "Description of Equity Shares" and "Description of American Depositary Receipts", insofar as they purport to constitute a summary of the terms of the Equity Shares and the ADSs, "Shares Eligible for Future Sale" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

               (w) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

               (x) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

               (y) Other than as set forth in the Prospectus and other than the Company's trademark rights for "Rediff on the Net" in the United States, the Company owns or has valid licenses in full force and effect or otherwise have the legal right to use, or can acquire on reasonable terms, all patents, patent rights, inventions, trademarks, service marks, trade names, domain names, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), information, proprietary rights and processes ("Intellectual Property")


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        currently employed by it in connection with the business currently operated by it and without any conflict with or infringement of the interests of others, and has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors; except as set forth in the Prospectus, the Company is not aware of outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company which are required to be set forth in the Prospectus, and, except as set forth in the Prospectus, the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity which are required to be set forth in the Prospectus; none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual fiduciary obligation binding on the Company or, to the knowledge of the Company, any of its directors, officers or employees or otherwise in violation of the rights of any persons; except as disclosed in the Prospectus, the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business would violate, infringe or conflict with any of the Intellectual Property of any other person or entity other than any such violations, infringements or conflicts which, individually or in the aggregate, have not had and are not reasonably likely to result in a Material Adverse Effect; neither the execution nor delivery of this Agreement nor the operation of the Company's business by the employees of the Company will result in any breach or violation of the terms, conditions or provisions of, or constitute a default under, any material contract, covenant or instrument known to the Company under which any of such employees is now obligated; and the Company has taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of its confidential information and, to the extent contractually required to do so, the confidential information of third parties in their possession;

               (z) The Registration Statement, the Prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company;

               (aa) Except as disclosed in the Prospectus, the Company has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all necessary declarations and filings with, all Governmental Agencies (including, without limitation, the Foreign Investment Promotion Board of the Government of India, to own, lease, license and use its properties and assets and to conduct its business in the

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        manner described in the Prospectus and such licenses, consents, authorizations, approvals, orders, certificates or permits contain no burdensome restrictions or conditions not described in the Registration Statement or the Prospectus. Except as described in the Prospectus, the Company has no reason to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits and the Company is in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects;

               (bb) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to include any securities of the Company with the ADSs registered pursuant to the Registration Statement, except as described in the Prospectus or as have been validly waived in writing in connection with the offering of the ADSs contemplated hereby;

               (cc) The Company is not a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and is not likely to become a PFIC; the Company believes that the Shares and the ADSs should not be treated as stock of a PFIC for Unites States federal income tax purposes;

               (dd) The Company does not do business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of
        Section 517.075, Florida Statutes;

               (ee) All returns, reports or filings which ought to have been made by or in respect of the Company for taxation purposes have been made and all such returns are up to date, correct and on a proper basis, and are not the subject of any dispute with the relevant revenue or other appropriate authorities and the provisions included in the audited accounts as set out in the Prospectus included appropriate provision required under Indian generally accepted accounting principles ("Indian GAAP") for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; the Company has not received notice of any tax deficiency that has been asserted against the Company which, if so assessed, would have a material adverse effect on the business, results of operations or financial condition of the Company;

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               (ff) Except as disclosed in the Prospectus, no indebtedness
        (actual or contingent) and no contract or arrangement (other than employment contracts or arrangements) is outstanding between the Company and any director of the Company or any person connected with such director (including his spouse, infant children, any company or undertaking in which he holds a controlling interest);

               (gg) No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company exists or to the best knowledge of the Company after reasonable inquiry is threatened;

               (hh) No holder of any of the Shares or the ADSs after the completion of the offering contemplated hereby is or will be subject to any liability in respect of any liability of the Company by virtue only of its holding of any such Shares or ADSs. Except as required to be disclosed in the Prospectus, there are no material limitations on the rights of holders of the Shares or the ADSs to hold, vote or transfer their securities;

               (ii) The historical combined financial statements (and the notes thereto) of the Company included in the Prospectus were prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") consistently applied throughout the period involved, and fairly present the combined financial condition and results of operations of the Company at the dates and for the periods presented; and notes thereto included in the Prospectus were prepared in accordance with the applicable requirements of the Act, the Company's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the events described therein, the related pro forma adjustments give appropriate effect to those assumptions. No other financial statements, schedules or pro forma financial information of the Company are required by the Act or the rules and regulations thereunder to be included in the Prospectus except such as have been omitted with the approval of the accounting staff of the Division of Corporation Finance of the Commission;

               (jj) Deloitte Haskins & Sells, who have audited certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission promulgated thereunder; the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP;
        (C) access to assets is permitted only in accordance with management's general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at

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        reasonable intervals and appropriate actions taken with respect to any differences; and (E) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity and provide a sufficient basis for the preparation of combined financial statements in accordance with U.S. GAAP; and

               (kk) The Company has reviewed its operations and any third parties with which the Company has a material relationship to evaluate the extent to which the business or operations of the Company has been or will be affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem has had or will have a Material Adverse Effect or has resulted or will result in any material loss of interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind is not functioning or will not function, in the case of dates or time periods occurring after December 31, 1999, at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

        2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at a purchase price per ADSs of US$__________ (the "ADS Purchase Price"), the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price per ADS set forth in clause (a) of this Section 2, that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

        The Company hereby grants to the Underwriters the right to purchase at their election up to 690,000 Optional ADSs, at the purchase price per ADS set forth in the paragraph above, for the sole purpose of covering over allotments in the sale of the Firm ADSs and other transactions. Any such election to purchase Optional ADSs shall be made in proportion to the maximum number of Optional

ADSs to be sold by the Company as set forth in Schedule I hereto. Any such election to purchase Optional ADSs may be exercised from time to time only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

        3. Upon the authorization by you of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Prospectus.

        4. (a) The ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' notice to the Company prior to a Time of Delivery (as defined below) (the "Notification Time"), shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the ADSs to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The Shares underlying the ADSs to be delivered hereunder shall be delivered to Citibank, as custodian (the "Custodian") for the Depositary against delivery of a copy of a letter confirming that the Goldman, Sachs & Co. have given irrevocable instructions to its bank in New York to make the wire transfer of payment for the ADSs at the Time of Delivery specified in this subsection (a) of Section 4. It is understood and agreed by the parties hereto that no delivery or transfer of ADSs to be purchased and sold hereunder at a Time of Delivery shall be effective until and unless payment therefor has been made pursuant hereto and each of DTC and the Company shall have furnished or caused to be furnished to Goldman, Sachs & Co., on behalf of the Underwriters at such Time of Delivery certificates and other evidence reasonably satisfactory to Goldman, Sachs & Co. of the execution in favor of the Underwriters of the book-entry transfer of ADSs, whether by delivery in India or to the custodian for DTC.

                        The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., New York City time, on June 19, 2000 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional ADSs, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional ADSs, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the "First Time of Delivery", such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

               (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 7(l) hereof, will be delivered via facsimile to the offices of Sullivan & Cromwell, Nine Queen's Road, 28th Floor, Central, Hong Kong (the "Closing Location"), and the Shares will be delivered as specified in Section (a) above, all at such Time of Delivery. A pre-closing conference call will be held at the Closing Location at 6:00 a.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

        5.     The Company agrees with each of the Underwriters:

               (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the ADSs; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

               (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares and ADSs for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

               (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the ADSs and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

               (d) To use its best efforts to file in a timely manner all reports or other documents required to be filed by it pursuant to
        Section 13 or 15(d) of the Exchange Act. In addition, the Company will submit to the Commission quarterly reports, which will include unaudited quarterly condensed consolidated financial information, on Form 6-K for the first three quarters of each fiscal year and file its annual report on Form 20-F within the time period prescribed under section 13 of the Exchange Act for the filing by domestic issuers of quarterly reports on Form 10-Q and annual reports on Form 10-K, respectively;

               (e) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

               (f) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the "Lock-Up Period"), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Equity Shares or ADSs, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Equity Shares or ADSs or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without prior written consent; the foregoing restriction is expressly intended to preclude the Company from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the ADSs or Equity Shares even if such ADSs or Equity Shares would be disposed of by a person other than the Company; such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the ADSs or Equity Shares or with respect to any security or derivative instrument that includes, relates to, or derives any significant part of its value from such ADSs or Equity Shares (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date hereof);

               (g) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company certified by independent public accountants and prepared in conformity with generally accepted accounting principles in the United States ("U.S. GAAP")), and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company for such quarter in reasonable detail and prepared in accordance with U.S. GAAP;

               (h) During the time any ADSs remain outstanding, to furnish to the Depositary, and to use its best efforts to cause the Depositary to furnish holders of the ADRs evidencing such ADSs, as soon as practicable after the end of each fiscal year and the end of the first interim period of each fiscal year, as applicable, the financial statements referred to in the preceding paragraph (g);

               (i) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (A) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed; and (B) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company are consolidated in reports furnished to its shareholders generally or to the Commission);

               (j) To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

               (k) Prior to each Time of Delivery, to deposit Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Equity Shares and delivered to the purchasers at such Time of Delivery;

               (l) Not to take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Equity Shares and the ADSs;

               (m) To use its best efforts to obtain approval for quotation the ADSs on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ");

               (n) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

               (o) To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;

               (p) To the extent so specified by Goldman, Sachs & Co., to cause the ADSs representing Firm Shares and Optional Shares, respectively, and the ADRs evidencing such ADSs, to be issued and delivered at the Time of Delivery of the Firm Shares and the Time of Delivery of the Optional Shares, respectively, and at each such Time of Delivery, to cause the Depositary to furnish or cause to be furbished to you as of such Time of Delivery certificates satisfactory to you evidencing the deposit with it or its custodian of the Shares being so deposited against issuance of the ADRs evidencing such ADSs to be delivered at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement;

               (q) Between the date hereof and the Time of Delivery of the Optional Shares, or, if the Underwriters do not elect to purchase any Optional Shares pursuant to Section 2 hereunder, the Time of Delivery of the Firm Shares (both dates inclusive), not to, without prior consultation with Goldman, Sachs & Co., issue any announcement in the Republic of India or elsewhere which could be material in the context of the distribution of the ADSs and the Shares;

               (r) During the Lock-up Period, not to make any public announcement that would reasonably be expected require the Company to update the Prospectus after the effectiveness of the Registration Statement except after consultation with you;

               (s) For so long as the Shares or the ADSs are outstanding, the Company agrees to file with the Commission, and any other governmental agency, authority or instrumentality in the United States, such relevant reports, documents, agreements and other information which may from time to time be required by applicable law or regulation to be so filed because the Shares or the ADSs are outstanding; and

               (t) The Company agrees to indemnify and hold the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares or the ADSs and the execution and delivery of this Agreement and the Deposit Agreement.

               (u) The Company agrees to use its best efforts to obtain the approval from the Reserve Bank of India to increase the maximum limit on issue related expense (as defined under Guidelines of ADR/GDR issues by the Indian Companies, dated January 19, 2000 issued by the Ministry of Finance of India) to include all amounts of underwriting discounts, commissions, fee reimbursements and other reimbursable expenses as provided for in this Agreement.

        6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares and the ADSs under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the ADSs Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Deposit Agreement, any Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares and the ADSs; (iii) all expenses in connection with the qualification of the Shares and the ADSs for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey;
(iv) all fees and expenses in connection with listing the ADSs on NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the ADSs;
(vi) all expenses and taxes arising as a result of (A) the deposit of the Shares with the Depositary and the issuance and delivery of the ADRs evidencing ADSs in exchange therefor by the Depositary to the underwriters, (B) the sale and delivery of the ADSs by the Company to or for the account of the Underwriters and (C) the sale and delivery of the ADSs by the Underwriters to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case, any India income, capital gains, withholding, transfer, stamp or other tax asserted against an Underwriter by reason of the purchase and sale of ADSs pursuant to this Agreement; (vii) the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs (other than the Underwriters, in connection with the initial purchase of ADSs); (viii) the fees and expenses of the Authorized Agent (as defined in Section 14 hereof); (ix) the cost of preparing ADRs; (x) the cost and charges of any transfer agent or registrar;
(xi) the Company's travel expenses relating to the roadshows for the offering of the ADSs, and (xii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes (other than any imposed by the Republic of India or any political subdivision or taxing authority thereof or therein) on resale of any of the ADSs by them, and any advertising expenses connected with any offers they may make.

        7. The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

               (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

               (b) Sullivan & Cromwell, U.S. counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

               (c) Amarchand & Mangaldas & Suresh A. Shroff & Co., Indian counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

               (d) Wilson Sonsini Goodrich & Rosati, U.S. counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached hereto as Annex III (a)), dated such Time of Delivery in form and substance satisfactory to you;

               (e) Nishith Desai Associates, Mumbai, India, Indian counsel for the Company, shall have furnished to you their written opinion, (a draft of such opinion is attached hereto as Annex III (b)), dated such Time of Delivery in form and substance satisfactory to you;


               (f) Patterson, Belknap, Webb & Tyler, counsel for the Depositary shall have furnished to you their written opinion, (a draft of such opinion is attached hereto as Annex III (c)) dated such Time of Delivery, in form and substance satisfactory to you;


               (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte Haskins & Sells shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you (the executed copy of the letter delivered on the date of the preliminary Prospectus, is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the date of the final Prospectus, the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

               (h) (i) The Company shall not have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock, short-term debt or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares and ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

               (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on NASDAQ; (ii) a suspension or material limitation in trading in the ADSs on NASDAQ; (iii) a general moratorium on commercial banking activities in New York, London or the Republic of India declared by the relevant authorities; (iv) a change or development involving a prospective change in taxation which could have a Material Adverse Effect on the Company, the Shares or the ADSs or the transfer thereof or the imposition of or change in existing exchange controls by the United States or India; or (v) the outbreak or escalation of hostilities involving the United States, the United Kingdom or the Republic of India or the declaration by the United States, the United Kingdom or the Republic of India of a national emergency or war, if the effect of any such event specified in this clause (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the

        Prospectus or (vi) the occurrence of any change in the existing financial, political or economic conditions in the United States, the United Kingdom, the Republic of India or elsewhere which, in the judgment of the Representatives would materially and adversely affect the financial markets or the market for the ADSs and other equity securities;

               (j) The ADSs to be sold by the Company at such Time of Delivery shall have been duly approved for quotation on NASDAQ, subject to issuance;

               (k) The Depositary shall have furnished or caused to be furnished to you at such Time of Delivery certificates satisfactory to you evidencing the deposit with it of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement;

               (l) Each shareholder who beneficially owns more than 1% of the shares of the Company's capital stock and each executive officer and director of the Company shall have entered into an agreement (each the "Lock-Up Agreement") substantially in the form attached as Annex II hereto whereby during the Lock-Up Period, such shareholder, executive officer or director shall not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the ADSs or Equity Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Equity Shares or ADSs, or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

               (m) The Company shall have complied with the provisions of
        Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

               (n) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section, and as to such other matters as you may reasonably request.

               (o) The Company shall have either (i) obtained an approval from the Reserve Bank of India to increase the maximum limit on issue related expense (as defined under Guidelines of ADR/GDR issues by the Indian Companies, dated January 19, 2000 issued by the Ministry of Finance of India) to include all amounts of underwriting discounts, commissions, fee reimbursements and other reimbursable expenses as provided for in this Agreement or (ii) entered into an escrow agreement in the form attached hereto as Annex IV with an escrow agent satisfactory to you for expenses reimbursable to you in connection with the offering and sale of the ADSs.

        8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

               (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

               (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares and the ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares and the ADSs purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares and the ADSs purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares and the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

               (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to the respective affiliates and agents of each Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

        9. (a) If any Underwriter shall default in its obligation to purchase the Shares and the ADSs which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares and the ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares and the ADSs, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares and the ADSs on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares and the ADSs, or the Company notify you that they have so arranged for the purchase of such Shares and the ADSs, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares and ADSs.

               (b) If, after giving effect to any arrangements for the purchase of the Shares and ADSs of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares and ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares and ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares and ADSs which such Underwriter agreed to purchase hereunder) of the Shares and ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

               (c) If, after giving effect to any arrangements for the purchase of the Shares and ADSs of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares and ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares and ADSs to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares and ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares and the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, or any controlling person, and shall survive delivery of and payment for the ADSs.

        11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares or ADSs are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares and ADSs not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares and ADSs not so delivered except as provided in Sections 6 and 8 hereof.

        12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the Representatives.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; and if to the Company shall be delivered or sent by registered mail, overnight courier or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer (with a copy to: Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304, Facsimile (650) 493-6811, Attention: Michael J. Danaher, Esq.); provided, however, that any notice to an Underwriter pursuant to Section 8 (c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the respective affiliates and agents of each Underwriter, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares and ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        14. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and
(iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service at process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

        15. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

        16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and for each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                            Very truly yours,

                                            Rediff.com India Limited



                                            By:
                                               ------------------------------
                                                  Name:
                                                  Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
Robert Fleming Inc.


By:
   -----------------------------------
      (Goldman, Sachs & Co.)


        On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                             NUMBER OF OPTIONAL
                                                                                 ADSS TO BE
                                                       TOTAL NUMBER OF          PURCHASED IF
                                                          FIRM ADSS            MAXIMUM OPTION
                   UNDERWRITER                         TO BE PURCHASED           EXERCISED
                   -----------                         ---------------       -------------------
Goldman, Sachs & Co. ............................
Credit Suisse First Boston Corporation...........
Robert Fleming Inc...............................
A.G. Edwards & Sons, Inc. .......................
C.E. Unterberg, Towbin...........................
First Union Securities, Inc. ....................
Gruntal & Co., L.L.C. ...........................
Merrill Lynch, Pierce, Fenner & Smith
Incorporated.....................................
U.S. Bancorp Piper Jaffray Inc. .................
Wasserstein Perella Securities, Inc. ............
Wit SoundView Corporation........................
                                                       ---------------         ---------------
        Total ...................................
                                                       ===============         ===============

                                                                      ANNEX I(A)

                    [LETTERHEAD OF DELOITTE HASKINE & SELLS]


        May   , 2000.

        Goldman Sachs (Asia) LLC.
        Credit Suisse First Boston Corporation.
        Robert Fleming Inc.
        (as representatives of the underwriters named in the underwriting agreement)
        c/o Goldman Sachs (Asia) LLC,
        68/F, Cheung Kong Center,
        2, Queen's Road Central,
        Hong Kong,
        People's Republic of China.


        Dear Sirs:

        We have audited the Balance Sheets of Rediff.com India Limited ("the Company") as of March 31, 1999 and 2000, and the related Statements of Operations, Cash Flows and Shareholders' Equity (Deficit) for each of the years ended March 31, 1998, 1999 and 2000, all included in the
        registration statement (No. 333-   ) ("registration statement") on Form
        F-1, filed by the Company under the Securities Act of 1933 ("the Act"), as amended on May 19, 2000. Our report dated May 3, 2000 with respect thereto is also included in that registration statement.

        In connection with the registration statement--

        1. We are independent Accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC.

        2. In our opinion, the financial statements audited by us and included in the registration statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

        3. We have not audited any financial statements of the Company as of any date or for any period subsequent to March 31, 2000. Although we have conducted an audit for the years ended March 31, 1998, 1999 and 2000, the purpose (and therefore the scope) of the audits was to enable us to express our opinion on the financial statements as of March 31, 1999 and 2000, and for the years ended, March 31, 1998, 1999, and 2000. Therefore, we are unable to and do not express any opinion on the statement of financial position, results of operations, or cash flows as of any date for any period subsequent to March 31, 2000.

        4. For the purposes of this letter, we have read minutes of meetings of the shareholders and the board of directors of the Company held during the years ended March 31, 1998, 1999 and 2000 and for the period from April 1, 2000 to May __, 2000. [Date five days before the issuance date of the letter], as set forth in the minutes books maintained by the Company. Officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein. Our work did not extend to the period from May __, 2000 [Date five days before the issuance date of the letter], to May __, 2000 [Issuance date of letter], both days inclusive.

        5. With respect to the period from April 1, 2000, to April 30, 2000 [being the subsequent period up to which the Company will be required to prepare the financial statements]:

                (1) We have read the unaudited financial statements of the Company for each of the periods from April 1 to 30, 1999 and 2000 furnished to us by the Company; officials of the Company have advised us that no such financial statements as of any date or for any period subsequent to April 30, 2000, were available.

                (2) We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited financial statements referred to in (i) above are stated on a basis substantially consistent with that of the audited financial statements included in the registration statement.

                The foregoing procedures in i) and ii) above do not constitute an audit conducted in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

        6. Nothing came to our attention as a result of the foregoing procedures, in paragraph 5 above, however, that caused us to believe that:

           (i) As of April 30, 2000, there have been any changes in the capital stock or any creation or increase of long-term debt of the Company, or any decreases in the net current assets or stockholders' equity or other items specified by Representatives of Goldman, Sachs & Co., Credit Suisse First Boston or Robert Fleming Inc. ("the Representatives") or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the balance sheet as at April 30, 2000 included in the Registration Statement, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in this letter.

           (ii) For the period from March 31, 2000 to April 30, 2000 there were any decreases, as compared to the corresponding period in the preceding year in net revenues or increase in operating loss or the total or per share amounts of net loss, or other items specified by the Representatives, in each case, except in each case for decreases or increases which the Registration Statement discloses that have occurred or may occur or which are described in this letter.

     7. As mentioned in paragraph 4 ii) above, officials of the Company have advised us that no financial statements as of any date or for period subsequent to April 30, 2000, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after April 30, 2000, have, of necessity, been even more limited than those with respect to period the procedures carried out by us for the period from April 1, 2000, to April 30, 2000 referred to in paragraph 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at [May __, 2000] Date: five days before issuance date of the letter], there was any change in the capital stock, increase in long-term debt or any decreases in net current assets or stockholders' equity of the Company as compared with amounts shown on the March 31, 2000, balance sheet included in the registration statement or (b) for the period from April 1, to [May __, 2000] [Date five days before the issuance date of the letter], whether there were any decreases in net revenues or increase in operating loss or total or per-share amounts of net loss or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives. On the basis of these inquiries and our reading of the minutes as described in paragraph 4 above, nothing came to our attention that caused us to believe that there was any such change, increases, or decrease, except in all instances for changes, increases, or decreases that the registration statement discloses have occurred or may occur.

     8. In addition to the audit referred to in our report included in the Registration Statement and the limited procedures, inspection of minute books, inquiries and other procedures referred to above, we have carried out certain specified procedures with respect to certain amounts, percentages and financial information as specified by the Representatives as set out in Appendix "A". These procedures do not constitute an audit conducted in accordance with auditing standards generally accepted in the United States of America. Also, they would not necessarily reveal matters of significance with respect to the comments in the foregoing paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

     9. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the registration statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the registration statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the registration statement.


        Yours truly,


        Deloitte Haskins & Sells

                                                                      ANNEX I(B)

                        FORM OF BRING-DOWN COMFORT LETTER


                    [Letterhead of Deloitte Haskins & Sells]

           _________ , 2000 [Closing Date]

           The Board of Directors
           Rediff.com India Limited
           Mahalaxmi Engineering Estate
           1st Floor, L.J. First Cross Road
           Mahim (West), Mumbai 400 016
           India

           Goldman, Sachs (Asia) L.L.C.
           Credit Suisse First Boston
           Robert Fleming Inc.
           As Representatives of the several Underwriters
           c/o Goldman Sachs (Asia) L.L.C.
           68/F, Cheung Kong Center
           2 Queen's Road Central
           Hong Kong

           Dear Sirs:

           We refer to our letter of ______ , 2000 [Pricing Date] relating to the Registration Statement (No. 333-o) of Rediff.com India Limited (the "Company"). We reaffirm as of the date hereof (and as though made on the date hereof) all statements made in that letter, except that for purposes of this letter:

           1. The Registration Statement to which this letter relates is the Registration Statement in the form in which it became effective.

           2. The reading of minutes described in paragraph 4 of that letter has been carried out through ________ , 2000.

           3. The procedures and inquiries covered in paragraph 4 of that letter were carried out to _______ , 2000 (our work did not extend to the period from _______ , 2000 to ________ , 2000
               [Closing Date], inclusive).

           This letter is solely for the information of the addresses and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

           Very truly yours,
                                        2

                                                                        ANNEX II

                            FORM OF LOCK-UP AGREEMENT




                            REDIFF.COM INDIA LIMITED

                                LOCK-UP AGREEMENT


                                                                __________, 2000


           Goldman, Sachs & Co.,
           Credit Suisse First Boston Corporation,
           Jardine Fleming Securities Limited,
             As Representatives of the several Underwriters
               named in Schedule I hereto
           c/o Goldman, Sachs & Co.
           85 Broad Street
           New York, NY  10004

        Re:  Rediff.com India Limited - Lock-Up Agreement

Ladies and Gentlemen:

        The undersigned understands that you, as Representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Underwriters"), with Rediff.com India Limited, a limited liability company formed under the laws of the Republic of India (the "Company"), providing for a public offering of the American Depositary Shares ("ADS") representing one-half of one equity share (par value Rs. 10 per share) (the "Equity Shares") of the Company pursuant to a Registration Statement on Form F-1 filed with the Securities and Exchange Commission (the "SEC").

        In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final Prospectus covering the public offering of the ADSs and continuing to and including the date 180 days after the date of such final

Prospectus, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Equity Shares or ADSs of the Company, or any options or warrants to purchase any Equity Shares or ADSs of the Company, or any securities convertible into, exchangeable for or that represent the right to receive Equity Shares or ADSs of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares").

        The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

        Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

        The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal Representatives, successors, and assigns.

                                  Very truly yours,



                                  ----------------------------------------------
                                  Exact Name of Shareholder, Director or Officer



                                  ----------------------------------------------
                                  Authorized Signature



                                  ----------------------------------------------
                                  Title

                                                                    ANNEX III(A)

                                                                     [WSGR DRAFT
                                                             DATE: MAY 21, 2000]

                            ___________________, 2000

Goldman, Sachs & Co.,
Credit Suisse First Boston Corporation
Jardine Fleming Securities Limited
As representatives of the several Underwriters
  Named in Schedule I hereto
  (the "Representatives"),
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York  10004

        RE: REDIFF.COM INDIA LIMITED, _______________ AMERICAN DEPOSITARY SHARES REPRESENTING ___________ EQUITY SHARES (INCLUDING ___________ AMERICAN DEPOSITARY SHARES REPRESENTING ____________ EQUITY SHARES TO COVER OVER-ALLOTMENTS, IF ANY).

Ladies and Gentlemen:

        This opinion is furnished to you as representatives (the
"Representatives") of the Underwriters (as hereinafter defined) pursuant to
Section 7(d) of the Underwriting Agreement dated ________, 2000 (the "Underwriting Agreement") by and between Rediff.com India Limited, a company with limited liability incorporated under the laws of the Republic of India (the "Company"), and the several Underwriters named in Schedule I thereto (the "Underwriters").

        Although we are not general outside counsel to the Company, we have acted as special United States counsel to the Company in connection with (i) the Underwriting Agreement; (ii) the Deposit Agreement dated as of ___________, 2000 (the "Deposit Agreement"), by and among the Company, Citibank, N.A., as Depositary, and the holders from time to time of the American Depositary Receipts evidencing the ADSs (as hereinafter defined); (iii) the preparation and filing of the Registration Statement on Form F-1 (File No. 333-__________) filed by the Company with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act") on May 19, 2000, as amended by Amendment No. 1 filed on May 23, 2000 and Amendment No. 2 filed on May _____, 2000 (as so amended, the "Registration Statement"); (iv) the Prospectus dated __________, 2000 filed with the

To the Representatives of the
Several Underwriters
_____________, 2000
Page 2

Commission pursuant to Rule 424(b)(4) under the Act on _________, 2000; (v) the Registration Statement on Form 8-A as filed by the Company with the Commission on May 23, 2000 (the "Form 8-A") in accordance with Section 12(g) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"); and (vi) the Registration Statement (the "ADS Registration Statement") filed on Form F-6 (File No. 333-______) relating to the registration of __________ American Depositary Shares (including ______ shares to cover over-allotments, if any) (the "ADSs") each representing one-half of one Equity Share, par value Rs.5 per share, of the Company (the "Equity Shares"). Capitalized terms used herein shall have the same meaning given to them in the Underwriting Agreement unless otherwise defined herein.

        As such United States special counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of such corporate records of the Company, certificates of public officials and such other documents that we consider necessary or advisable for the purpose of rendering this opinion, including the following:

        (a)     the Underwriting Agreement and its executed counterparts;

        (b) the Articles of Association and Memorandum of Association of the Company, as amended (the "Articles" and the "Memorandum," respectively);

        (c) minutes of the meetings of the shareholders and Board of Directors of the Company with respect to the transactions covered by this opinion;

        (d)     the Registration Statement and the Prospectus;

        (e)     the ADS Registration Statement;

        (f)     the Form 8-A;

        (g) telephonic confirmation by the Staff of the Commission fixing the effective date of the Registration Statement as _________, 2000;

        (h) telephonic confirmation by the Staff of the Commission fixing the effective date of the Form 8-A as _________, 2000;

        (i) telephonic confirmation by the Staff of the Commission fixing the effective date of the ADS Registration Statement as _________, 2000;

To the Representatives of the
Several Underwriters
_____________, 2000
Page 3

        (j)     specimen certificates for the Company's Equity Shares;

        (k)     the Deposit Agreement and the Certificate of the Depositary;

        (l) specimen certificates for the American Depositary Receipts included as Exhibit A to the Deposit Agreement (the "ADRs");

        (m) the letters dated ________, 2000 and ________, 2000 of Deloitte Haskins & Sells, independent accountants, addressed and delivered to you pursuant to Section 5(a) of the Underwriting Agreement;

        (n) the Officers' Certificate dated ________, 2000 delivered to you pursuant to Section 7(n) of the Underwriting Agreement;

        (o) the Secretary's Certificate of the Company dated ________, 2000 delivered to you;

        (p) confirmation that a credit in same-day funds to the Company's account had been received, in satisfaction of the cash purchase price by the Underwriters for the ADSs;

        (q) the cross-receipts delivered by you and the Company on the date hereof; and

        (r) the opinion dated the date hereof of Nishith Desai Associates, Indian counsel to the Company.

        In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

        As used in this opinion, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact means that, after inquiries of officers of the Company, but without any further independent factual investigation, we do not believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Underwriting Agreement and other transactions contemplated thereby. We have not undertaken any independent investigation to determine the existence or absence of any fact, and

To the Representatives of the
Several Underwriters
_____________, 2000
Page 4

no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions or the making of the statements set forth below.

        For purposes of this opinion, we are, with your permission, assuming all of the following, none of which we have independently verified: that you have all requisite power and authority, and have taken any and all necessary corporate or partnership action, to execute and deliver the Underwriting Agreement; that the representations and warranties as to factual matters made by the Company, the Representatives and the Underwriters in the Underwriting Agreement and pursuant thereto are true and correct; that the representations and warranties as to factual matters made by the Company to us in a certificate delivered to us concurrently herewith, a copy of which has been made available to you (the "Company Certificate"), are true and correct; that the individuals executing all documents and instruments examined by us have the legal capacity to execute and deliver the same; that any wire transfers, drafts or checks rendered by you will be honored; that you have filed all required state franchise, income or similar tax returns and have paid all state franchise, income or similar taxes; and that there are no extrinsic agreements or understandings among the parties to the Underwriting Agreement or the Deposit Agreement that would modify or interpret the terms of the Underwriting Agreement or the Deposit Agreement or the respective rights or obligations of any of the parties thereunder.

        With respect to the opinion set forth in paragraph 11 below relating to the ADSs, we have with your permission relied on the legal opinion of Patterson, Beklnap, Webb & Tyler LLP, counsel for the Depositary.

        The opinions and statements hereinafter expressed are subject to the following additional qualifications and exceptions:

        a. With respect to paragraph 2 below, we express no opinion and make no statement as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

        b. With respect to paragraph 9 below, we express no opinion as to the effect of, any requirements of or compliance with federal, state or other securities laws;

        c. We express no opinion and make no statement as to the effect of any federal or state antitrust laws, rules, regulations or common law;

To the Representatives of the
Several Underwriters
_____________, 2000
Page 5

        d. For the purpose of paragraph 2 below, the opinions expressed and statements made therein are subject to the effect of statutes, principles of equity and court decisions providing (i) that certain covenants and provisions of agreements are unenforceable where enforcement of such covenants or provisions under the circumstances would violate the enforcing party's implied covenant of good faith and fair dealing, and (ii) that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof that the court finds to be unconscionable or contrary to public policy; and

        e. We are members of the Bar of the State of California, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of California. For the purpose of paragraph 2 below, we have assumed that the laws of the State of New York are the same as the laws of the State of California.

        f. We note that you have received the separate opinion of the Company's Indian counsel, Nishith Desai Associates. We express no opinion as to any matter relating to the laws of India. In particular, we express no opinion as to the enforceability of any agreements under the laws of India or in Indian courts, or as to the enforceability of the judgments of United States courts under the laws of India or in Indian courts.

        g. For purposes of our opinion set forth in paragraph 10 below, we have relied as to certain factual matters upon a certificate of an officer of the Company and have assumed that, pending their uses identified in the Prospectus, the net proceeds of the offering made by the Prospectus will be invested in "government securities" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), to the extent necessary to ensure that the Company will not hold "investment securities" (within the meaning of the Investment Company Act) having a value exceeding 40% of the Company's total assets (exclusive of government securities and cash items) on an unconsolidated basis.

        You should be advised that our opinion is based upon current statutes, rules, regulations, case and official interpretive opinions, and that it covers certain items that are not directly or definitively addressed by such authorities.

        Based upon and subject to the foregoing, we are of the opinion that:

To the Representatives of the
Several Underwriters
_____________, 2000
Page 6

        1. The Underwriting Agreement has been duly executed and delivered by the Company.

        2. The Deposit Agreement has been duly executed and delivered by the Company, and assuming the Deposit Agreement has been duly authorized by the Depositary, the Deposit Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

        3. Each of the Registration Statement and the ADS Registration Statement has been declared effective by the Commission under the Securities Act, and the Form 8-A Registration Statement has been declared effective by the Commission under the Exchange Act. To our knowledge, no stop order suspending the effectiveness of either the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement has been issued under the Securities Act or the Exchange Act, as applicable, and, to our knowledge, no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

        4. The Registration Statement, the ADS Registration Statement, the Prospectus, and each amendment to the Registration Statement and/or the ADS Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in exhibits to the Registration Statement or the ADS Registration Statement, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act.

        5. The ADSs have been approved for inclusion on the Nasdaq National Market.

        6. We have reviewed the statements in the Prospectus under the captions "Management's Discussion and Analysis and Results of Operations - Liquidity and Capital Expenditures," "Business - Legal Proceedings," "Management -Benefit Plans 2000 Stock Option Plan," "Certain Transactions," "Description of American Depositary Shares," "Taxation -United States Federal Taxation,"

To the Representatives of the
Several Underwriters
_____________, 2000
Page 7

                "Shares Eligible For Future Sale" and "Underwriting," insofar as such statements constitute matters of United States federal or state law, summaries of legal matters, documents or legal proceedings, or legal conclusions, fairly present and summarize, in all material respects, the matters referred to therein.

        7. To our knowledge, there are no material legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement or the ADS Registration Statement, other than those disclosed therein.

        8. No consent, approval, authorization or other order of, or registration or filing with, any United Sates federal or state court or other United States governmental authority or agency, is required for the Company's execution, delivery and performance of the Underwriting Agreement and the Deposit Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, and applicable United States state securities or blue sky laws (all of which have been made or obtained and, to our knowledge, are in full force and effect as of the date hereof).

        9. The execution and delivery of the Underwriting Agreement and the Deposit Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification sections of the Underwriting Agreement and Deposit Agreement, as to which we express no opinion) will not result in any violation of any United States federal or state law, administrative regulation or administrative or court decree applicable to the Company.

        10. The Company is not and, after giving effect to the offering and sale of the ADSs, the receipt of the proceeds therefrom and the investment of such funds as contemplated by the Prospectus, will not be an "investment company," as such term is defined in the Investment Company Act.

        11. The ADSs conform to the requirements of the Deposit Agreement and the Nasdaq National Market.

        In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and representatives of the Underwriters at which the contents of the Registration

To the Representatives of the
Several Underwriters
_____________, 2000
Page 8

Statement, the ADS Registration Statement, the Prospectus, and the amendments thereto, and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the ADS Registration Statement or the Prospectus (other than as specified above), and the amendments thereto, on the basis of the foregoing, we have no reason to believe that the Registration Statement, the ADS Registration Statement or any amendments thereto, at the time the Registration Statement, the ADS Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the First Time of Delivery, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that we express no belief as to the financial statements or schedules or other financial data derived therefrom, included in the Registration Statement, the ADS Registration Statement or the Prospectus and the amendments thereto).

        This letter is furnished as of the date hereof to you as Representatives of the several Underwriters, and is solely for the benefit of the several Underwriters. Neither this letter nor any opinion expressed herein may be relied upon, nor may copies be delivered or disclosed to, any other person or entity without our prior written consent. We undertake no obligation to inform you, and we will not inform you, of any change subsequent to the date of this letter to the information included in this letter.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

[Form of Opinion of Nishith Desai Associates]                       ANNEX III(B)

                            NISHITH DESAI ASSOCIATES
                        Legal & Tax Counselling Worldwide


Tel. #   : 91 + 22 + 282 0609                                 93-B, Mittal Court
Tel. #   : 91 + 22 + 204 0068                                      Nariman Point
Fax #   : 91 + 22 + 287 5792                                      Mumbai 400 021


                                  DRAFT OPINION


Ref: RED-01/ draft opinion-NDA1


June - , 2000


Goldman, Sachs & Co.
Credit Suisse First Boston
Robert Fleming Inc. As Representatives of the several International Underwriters C/o Goldman, Sachs & Co.
85 Broad Street, New York, New York 10004
U.S.A.




Ladies and Gentlemen:

RE:    REDIFF.COM INDIA LIMITED - LEGAL OPINION

We have served as the Indian legal counsel to Rediff.com India Limited (hereinafter referred to as the "COMPANY"), a public limited company incorporated in India under the Indian Companies Act, 1956 of India, for the American Depositary Receipt (hereinafter referred to as "ADR") issue.

Pursuant to section 7(e) of the underwriting agreement entered into between the Underwriters and the Company (hereinafter referred to as the "Underwriting Agreement"), we hereby render our opinion on matters relating to Indian law. This opinion is limited to Indian law as currently applied by the courts in India and is given on the basis that it will be governed and construed in accordance with Indian law. In rendering our opinion below, as to any facts material to the statements expressed below that we did not independently establish or verify, we have relied upon certificates or representations of responsible officers or other appropriate representatives of the Company and we are not aware of any facts to the contrary. In giving this opinion we have relied upon the assumptions set out in the Schedule hereto.

Words and expressions not defined herein shall have the same meanings respectively assigned to them under the Underwriting Agreement wherever used in this opinion.

Based on the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing as a company under the laws of the Republic of India and has all corporate power and authority necessary to conduct its businesses and to own, lease and operate its properties as described or contemplated in the Prospectus.

2. The Company has equity and issued capitalization as set forth in the Prospectus and such capitalization complies with Indian law. The summary of the Charter Documents and Indian law set forth in the Prospectus is accurate and complete in all material respects. The authorized share capital of the Company (including the Equity Shares, the ADSs and the ADRs) conforms to the description thereof under the heading "Description of Equity Shares" in the Prospectus.

3. The shares of capital stock of the Company outstanding prior to the issuance of the Equity Shares represented by the ADSs have been duly and validly authorized, are validly issued and outstanding, are fully paid and nonassessable, conform to the description thereof contained in the Prospectus and, to the best of our knowledge after due inquiry, have been issued in compliance with the registration and qualification requirements of Indian securities laws. The Equity Shares represented by the ADSs and deposited pursuant to the Deposit Agreement in accordance with the Underwriting Agreement (the "Deposited Shares")have been duly and validly authorized by the Company, and when such Equity Shares are issued and delivered upon payment in accordance with the terms of the Underwriting Agreement, such Equity Shares will be duly and validly issued and outstanding, fully paid, and nonassessable, rank pari passu with the other Equity Shares outstanding (except as specifically indicated to the contrary in the Prospectus) and will not be subject to any lien, encumbrance, preemptive right, equity, call right or other claim, and there are no restrictions on the voting or transfer of the Deposited Shares, the ADSs or the ADRs, except as described in the Prospectus. The Deposited Shares, when deposited pursuant to the Deposit Agreement in accordance with the Underwriting Agreement, will continue to be validly issued and outstanding and fully paid and non-assessable and will entitle the holders thereof to the rights specified in the ADSs, the ADRs and the Deposit Agreement. There are no restrictions on the transfer of the Deposited Shares, the ADSs or the ADRs, except as fully and accurately described in the Prospectus. The form of certificate for the Equity Shares conforms to the requirements of Indian law and the Charter Documents of the Company.

4. There are neither any preemptive nor other similar rights to subscribe for or to purchase any of the Deposited Shares, the ADSs or the ADRs, except for rights that have been validly waived, nor any restrictions on the voting or transfer of any of the Equity Shares, in either case, pursuant to the Charter Documents of the Company or any agreement known to us to which the Company is a party, and the deposit of such Equity Shares pursuant to the Deposit Agreement will not give rise to any such preemptive or other similar rights or restrictions.

5. The Company has full power and authority to enter into and perform its obligations under the Underwriting Agreement and the Deposit Agreement (referred to collectively as the "Principal Agreements"). The Principal Agreements have been duly authorized, executed and delivered by the Company and, assuming they are valid and binding agreements under laws of the State of New York by which they are expressed to be governed, the Principal Agreements constitute valid and binding agreements of the Company, enforceable in accordance with their terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, save that the said Principal Agreements will only be admissible in evidence in India for the purposes of enforcement if they are duly stamped in accordance with the Indian Stamp Act, 1899 and the Bombay Stamp Act, 1958 within three months from the date of their first receipt in India with the proper Stamp Duty chargeable thereon. The Deposit Agreement, the ADSs and the ADRs conform to the description thereof in the Prospectus. The Deposit Agreement is in proper legal form for enforcement against the Company in India, subject to the aforesaid qualification regarding payment of stamp duties.

6. The execution, delivery and performance by the Company of the Principal Agreements and the consummation of the transactions contemplated thereby (including the issuance of the Equity Shares to be represented by the ADSs, the deposit of such Equity Shares pursuant to the Deposit Agreement, the issuance and sale of the ADSs and the issuance of the
        ADRs) will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in a violation of the Charter Documents of the Company or of any Indian law or of any order, rule or regulation of any Indian court or governmental body or agency having jurisdiction over the Company, or its properties or assets or the rules and regulations of the Indian Exchanges, except as is disclosed in the Prospectus.

7. No consent, approval, authorization or order of, or filing, registration or qualification with, any Indian court or governmental agency or body is required for the execution, delivery and performance of the Principal Agreements, the issuance or sale of the Deposited Shares or the ADSs, the issuance of the ADRs and the consummation of the transactions contemplated by the Principal Agreements, except such consents, approvals, authorizations, orders, filings, registrations or qualifications except those which have already been obtained.

8. Each of the Registration Statement, the ADS Registration Statement, the Rule 462(b) Registration Statement, if any, and the Prospectus has been duly approved by the Board of Directors of the Company, and each of the Registration Statement, the ADS Registration Statement and the Rule 462(b) Registration Statement, if any, and the Prospectus has been duly executed by the officers and directors of the Company set forth on the signature pages thereto.

9. The execution and delivery by the respective parties to the Principal Agreements and the performance by such parties of the obligations thereunder and the consummation of the transactions contemplated by such agreements will not result in a breach or violation of any of the terms and provisions of, any applicable Indian law or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental agency or body in India or any Indian court.

10. Except as described in the Prospectus, no stamp and other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to India or to any political subdivision or taxing authority thereof or therein in connection with (A) the deposit with the Depositary of the Equity Shares against the issuance of ADSs or ADRs, (B) the purchase of the ADSs by the Underwriters, (C) the sale and delivery by the Underwriters of the ADSs or ADRs to the initial purchasers thereof, or
        (D) the consummation of any related transactions contemplated in the Principal Agreements in connection with the issuance and sale of the ADSs or the issuance of the ADRs.

11. The indemnification provisions set forth in Section 8 of the Underwriting Agreement do not contravene Indian law or public policy.

12. Except as described in the Prospectus, all dividends and other distributions declared and payable on the Deposited Shares may under current Indian laws and regulations be paid to the custodian of the Depositary in Indian rupees that may be converted into foreign currency and freely transferred out of India; all such dividends and other distributions made to holders of Equity Shares, ADSs or ADRs who are non-residents of India will not be subject to Indian income, withholding or other taxes under Indian laws and regulations and are otherwise free and clear of any other tax duty, withholding or deduction, without the necessity of obtaining any Indian governmental authorization in India.

13. The Indian courts will observe and give effect to the choice of the law of the State of New York as the governing law of the Principal Agreements.

14. The Company has the power to submit, and has taken all necessary action to submit, to the jurisdiction of any New York Court and to appoint CT Corporation as its agent for service of process. The waiver by the Company of any objection to venue of a proceeding in any New York Court is valid and legally binding. Service of process effected in the manner set forth in the Underwriting Agreement, assuming it is valid under New York law, will be effective, subject to the Indian procedural laws governing service of process, to confer valid personal jurisdiction over the Company. The Company and the holders of Equity Shares, ADSs or ADRs can sue and be sued in their own names under the laws of India. The irrevocable submission by the Company to the jurisdiction of any New York Court constitutes a valid and legally binding obligation of the Company so long as such submission to jurisdiction is not contrary to Indian public policy, and we have no reason to believe that such submission to jurisdiction is contrary to Indian public policy. Any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under the Principal Agreements, as the case may be, or the transactions contemplated thereby will be recognized and enforced by Indian courts subject to what is provided under the caption "Enforceability of Civil Liabilities" in the Prospectus.

15. The Principal Agreements are in proper legal form for enforcement against the Company in India, subject to the payment of the stamp duty as mentioned above, and any Underwriter in respect of the Underwriting Agreement. None of the Underwriters is or will be deemed to be resident, domiciled, carrying on business or subject to taxation in India merely by reason of the ownership of Equity Shares, ADSs or ADRs or the entry into, performance and/or enforcement of this Agreement.

16. The Company is subject to civil and commercial law with respect to its obligations under the Principal Agreements, the ADSs and the ADRs. The execution and delivery by the Company and the performance by the Company of its obligations thereunder constitute private and commercial acts rather than governmental or public acts, and neither the Company, any subsidiary of the Company nor any of their respective properties enjoys any right of immunity in any jurisdiction in India from suit, judgment, execution on a judgment or attachment (whether before judgment or in aid of execution) in respect of such obligations.

17. To the best of our knowledge after due inquiry and except as described in the Prospectus, there are no litigation or governmental proceedings pending or threatened against the Company or any subsidiary of the Company which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the business, properties, financial condition or results of operations of the Company or on the ability of the Company to perform its obligations under the Principal Agreements.

18. To the best of our knowledge after due inquiry, the Company and its subsidiaries have all material licenses, permits, certificates, franchises and other approvals or authorizations from all regulatory officials and bodies that are necessary to the conduct of its businesses and to the ownership or lease of its properties as described or contemplated in the Prospectus. and such licenses, permits, certificates and franchises, approvals and authorizations contain no materially burdensome restriction or condition which has not been disclosed or described in the Registration Statement or the Prospectus. Except as described in the Prospectus, we have no reason to believe that any governmental agency is considering modifying, suspending or revoking such licenses, authorizations, approvals, orders, certificates or permits and to the best of our knowledge, the Company is in compliance with the provisions of all such licenses, permits, certificates and franchises, approvals.

19. To the best of such counsel's knowledge, after due inquiry, the Company has complied in all material respects with its Charter Documents and, except as described in the Prospectus, with each of its documents of title to its properties, mortgages, deeds of trust, and loan agreements and there exists no default under any such documents of title, mortgages, deeds of trust or loan agreements which has not been waived nor has the Company nor any such subsidiary received any notice of default with respect thereto.

20. The statements in the Prospectus under the captions "Enforcement of Civil Liabilities," "Risk Factors--Risks Related to Investments in Indian Companies," "Risk Factors--Risks Associated with Possible Acquisitions," "Risk Factors--Restrictions on Exercise of Preemptive Rights by ADS Holders," "Risk Factors--Control by Principal Shareholders, Officers and Directors; Anti-Takeover Provisions," "Dividend Policy," "Price Range of Equity Shares," "Management's Discussion and Analysis and Results of Operations--Liquidity and Capital Resources," "Management's Discussion and Analysis and Results of Operations--Income Tax Matters," "Business--Intellectual Property," "Business--Legal Proceedings," "Management," "Certain Transactions," "Description of Equity Shares," "Restrictions on Foreign Ownership of Indian Securities," "Government of India Approvals" and "Taxation--Indian Taxation," insofar as such statements constitute a summary of legal documents or matters of Indian law or regulations or legal conclusions with respect thereto, are complete and accurate and are confirmed in all material respects. and nothing has been omitted from such statements which make the same misleading in any respect.

21. To the best of our knowledge, there are no persons with registration or other similar rights to have any equity or debt securities Equity for sale under the Registration Statement or the ADS Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived and except as disclosed in the Prospectus.

22. It is not necessary (a) in order to enable the Underwriters or any of them to exercise or enforce any of their rights under the Underwriting Agreement; (b) to enable the Depositary or the holders or owners of ADSs to exercise or enforce any of its rights under the Deposit Agreement and
        (c) by reason of the entry into and/or performance of the Underwriting Agreement or the Deposit Agreement that any or all of the Underwriter's or the Depositary or the holders or owners of ADSs should be licensed, qualified or entitled to do business in India.

23. None of the Purchasers or the Depositary is or will be resident, domiciled, carrying on business or subject to taxation in India by reason only of the entry into, performance and/or enforcement of the Principal Agreements.

24. To the best of our knowledge after reasonable inquiry, since the date of the latest audited financial statements included in the Prospectus, the Company has not (i) entered into or assumed any contract, (ii) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (iii) acquired or disposed of or agreed to acquire or dispose of any business or any other asset, or (iv) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities) that would be material to the Company, and that are not otherwise described in the Prospectus.

In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement, the ADS Registration Statement, the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the ADS Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to our attention which would lead us to believe that either the Registration Statement, the ADS Registration Statement or any amendments thereto, at the time the Registration Statement, the ADS Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no belief as to the financial statements or schedules or other financial and statistical data derived therefrom, included in the Registration Statement, the ADS Registration Statement or the Prospectus or any amendments or supplements thereto).

In giving such opinion, we state that with respect to all matters of United States law we have relied upon the opinions of United States counsel for the Company delivered pursuant to Section 7(d) of the Underwriting Agreement.

THIS OPINION IS RENDERED BY US TO THE UNDERWRITERS AS INDIAN COUNSEL TO THE COMPANY IN RELATION TO MATTERS GOVERNED BY INDIAN LAW AND IS RENDERED SOLELY IN CONNECTION WITH THE PROSPECTUS AND THE PRINCIPAL AGREEMENTS. THIS OPINION IS FOR THE EXCLUSIVE USE OF THE UNDERWRITERS AND SHALL NOT BE DISCLOSED TO OR RELIED UPON BY ANYONE WITHOUT OUR WRITTEN CONSENT.

Sincerely yours,


Nishith Desai Associates
ENCL. AS ABOVE

                                    SCHEDULE

                                   ASSUMPTIONS

The opinions hereinbefore given are based upon the following assumptions:

1. It has been represented to us by Rediff.com India Limited (the "Company") and the Underwriters that the 7% which is termed as the "underwriting discount and fees" in the Prospectus and the Underwriting Agreement consists of the following components:

        (1)     5%: Underwriting fees.

        (2) 2%: Management Fees. This fee is paid to the underwriters for conducting the activities of structuring the transaction, drafting the prospectus, conducting the due diligence, shepherding the transaction through the Securities and Exchange Commission.

        For the purposes of this opinion, we have assumed the above mentioned details to be true, without conducting any due diligence with respect to this particular issue.

2. Since litigation records are not public records in India we have assumed that the information on all pending or certain litigations received from the Company is accurate.

3. All organization documents are authentic, all signatures are genuine, all documents purporting to be signed have been so signed and that all copies conform to their original.

                                                                    ANNEX III(C)

                 [Opinions of Patterson, Belknap, Webb & Tyler]

                (i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding obligation of the Depositary, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                (ii) Upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued;

                (iii) The ADRs issued under and in accordance with the provision of the Deposit Agreement to evidence ADSs will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, assuming that (A) the Shares represented by the ADSs which are in turn evidenced by the ADRs have been duly authorized and validly issued and are fully paid and nonassessable and that any preemptive rights with respect to the Shares have been validly waived or exercised and (B) such Shares have been duly deposited with Citibank, N.A., as Custodian, in each case under and in accordance with all applicable laws and regulations; and

                (iv) The ADS Registration Statement and any amendments thereof or supplements thereto, as of their respective effective dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder;

                                                                        ANNEX IV

                                ESCROW AGREEMENT


        ESCROW AGREEMENT, dated as of _______________, 2000 (this "Agreement"), among Rediff.com India Limited (the "Company"), Goldman, Sachs & Co. ("Goldman Sachs") and ___________________, as Escrow Agent (the "Escrow Agent"). Goldman Sachs, the Company and the Escrow Agent shall collectively be referred to as the "Parties" hereinafter.

                                   WITNESSETH:

        WHEREAS, Goldman Sachs as a representative several underwriters (the "Underwriters") and the Company have entered into an underwriting agreement, dated as of June 13, 2000 (the "Underwriting Agreement"), pursuant to which the Company issued and sold to the Underwriters an aggregate of 4,600,000 American Depositary Shares (the "Offering"); and

        WHEREAS, Goldman Sachs and the Company have agreed that payment of an amount representing the expenses (the "Expenses") reimbursable to the Underwriters in connection with the Offering shall be deposited in escrow with the Escrow Agent in accordance with the terms herein set forth;

        NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained herein and in the Underwriting Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

        1. Appointment of Escrow Agent. __________, is hereby appointed as Escrow Agent hereunder upon the terms and conditions hereof.

        2. Escrow Account. The Escrow Agent today has opened in the name of the Company at _________ in New York, New York a segregated escrow account, account no. _______ (the "Escrow Account"). The Company shall deposit an amount equivalent to the Expenses into the Escrow Account upon the closing of the Offering. All moneys held in the Escrow Account shall be escrow funds held by the Escrow Agent under this Agreement.

        3. Funds held in the Escrow Account shall be invested by the Escrow Agent in deposits with banks which are rated for short term obligations A1+ by Standard & Poor or P1 by Moody's or with the branches of Indian banks in New York or in treasury bills and other monetary instruments with maturities not exceeding ninety (90) days, as directed by Goldman Sachs. All interest and other income earned on the principal amount of the deposits in the Escrow Account shall be reinvested in accordance with this clause promptly (and in any case within one banking day in New York) upon receipt thereof. For purposes of this Agreement, "Banking Day" shall mean a day on which commercial banks in The City of New York are authorized by law to be open for the transaction of business.

        4. Distribution from the Escrow Account. Except as otherwise expressly provided in this Section, the Escrow Agent shall not distribute any funds on deposit in the Escrow Account. The Escrow Agent shall make distributions of all funds in the Escrow Account at the time and to the persons indicated in an instruction received from Goldman Sachs, provided that the instruction includes a copy of the approval from the Reserve Bank of India to increase the limit on issue related expenses (as defined under Guidelines of ADR/GDR issues by the Indian companies, dated January 19, 2000 issued by the Ministry of Finance of India) applicable to the Offering from the existing ceiling of 7% of the issue proceeds to include all amounts of underwriting discounts, commissions, fee reimbursements and other reimbursable expenses as provided for in the Underwriting Agreement.

        5. Books and Accounts. The Escrow Agent shall maintain all such accounts, books and records as may be necessary properly to record all transactions carried out by it under this Agreement. The Escrow Agent shall permit the Parties and their authorized representatives to examine such accounts, books and records; provided that any such examination shall occur upon reasonable notice and during normal business hours.

        6. No Set-offs. The Escrow Agent shall not have, and hereby waives, any right to banker's lien, set-off or counterclaim in respect of funds or investments in the Escrow Account.

        7. Expenses; Indemnification. (i) The Company shall pay directly and not out of the Escrow Account the fees of the Escrow Agent for the services rendered pursuant or relating to this Escrow Agreement chargeable in accordance with the Escrow Agent's usual rate of compensation. The Goldman Sachs shall have no obligation to pay the Escrow Agent any fees.

        (ii) The Company agrees to indemnify the Escrow Agent and hold it harmless against any and all losses, liabilities and expenses (including reasonable attorney's fees and expenses) incurred by it arising out of or in connection with the performance of its duties hereunder except those resulting from its own willful misconduct or gross negligence. The foregoing indemnities shall also extent to each and every employee and agent of the Escrow Agent and shall remain in full force and effect regardless of any investigation made by or on behalf of the Escrow Agent or its employees and agents, and survive the resignation of the Escrow Agent and the termination of this Agreement. Goldman Sachs shall have no indemnification obligation to the Escrow Agent.

        8. Resignation; Removal. The Escrow Agent at any time may resign as escrow agent under this Agreement upon given not less than 60 days' notice in writing to the Parties, provided that such resignation shall not be effective until a replacement Escrow Agent reasonably satisfactory to the Parties shall have been appointed. The Parties may remove the Escrow Agent as escrow agent under this Agreement for any reason, with or without cause, upon given the Escrow Agent and the other party hereto 60 days' notice thereof; provided that such removal shall not be effective until a replacement Escrow Agent satisfactory to the Parties shall have been appointed.

        9. Termination. When all funds in the Escrow Account have been distributed pursuant to Section (d), the Escrow Agent shall promptly deliver written notice of that fact to the Parties. On the 10th Business Day following delivery of such notice, this Agreement shall terminate.

        10. Governing Law. This agreement shall be governed by, and construed in accordance with, the laws of the state of New York.



                                   Rediff.com India Limited
                                   By:


                                   Goldman, Sachs & Co.
                                   By:



                                   By: